EXHIBIT 10.4

REVETT MINERALS INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN

SECTION 1
PURPOSE

1.1

The purpose of this Equity Incentive Plan is to provide a means whereby Revett Minerals Inc., a Canadian corporation (the “Corporation”), may attract able persons to remain in or to enter the employ of the Corporation or a Subsidiary of the Corporation and to provide a means whereby those employees, officers, directors and other individuals or entities upon whom the responsibilities of the successful administration, management, planning, and/or organization of the Corporation may rest, and whose present and potential contributions to the welfare of the Corporation or a Subsidiary of the Corporation are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Corporation. A further purpose of the Plan is to provide such employees and individuals or entities with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation over the long term. Accordingly, the Plan provides for the grant of Incentive Stock Options, options which do not constitute Incentive Stock Options, Stock Appreciation Rights or any combination of the foregoing and for the issuance of Common Shares in satisfaction of amounts owing for services.

SECTION 2
DEFINITIONS

2.1	The following definitions shall be applicable during the term of the Plan unless specifically modified by any paragraph:

	(a)	“Affiliated Entity” has the meaning ascribed thereto by Multilateral Instrument 52-110, as the same may be amended from time to time.

	(b)	“Associate” has the meaning ascribed thereto in the Securities Act (Ontario), as the same may be amended from time to time.

	(c)	“Award” means, individually or collectively, any Option granted pursuant to the Plan.

	(d)	“Board” means the board of directors of the Corporation.

	(e)	“CBCA” means the Canada Business Corporations Act.

(f)

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

(g)	“Committee” means a committee of the Board which is given authority by the Board to recommend Awards or Options under the Plan.

(h)	“Common Shares” means the common shares of the Corporation.

(i)	“Corporate Change” means one of the following events:

(i)

the merger, arrangement, amalgamation, reorganization or other similar transaction involving the Corporation in which the outstanding Common Shares are converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (except a Subsidiary of the Corporation), cash or other property other than (A) a merger, arrangement, amalgamation, reorganization or other similar transaction involving the Corporation which would result in the voting shares of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the voting shares of the Corporation or such surviving entity outstanding immediately after such merger, arrangement, amalgamation, reorganization or other similar transaction involving the Corporation, or (B) merger, arrangement, amalgamation, reorganization or other similar transaction involving the Corporation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than forty-nine percent (49%) of the combined voting power of the Corporation’s then outstanding shares;

(ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except a Subsidiary of the Corporation);

(iii) the adoption by the shareholders of the Corporation of a resolution to liquidate or dissolve the Corporation;

(iv)

the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or group of persons, of beneficial ownership of more than twenty-five percent (25%) (based on voting power) of the Corporation’s outstanding Common Shares or acquisition by a person or group of persons who currently has beneficial ownership which increases such person’s or group’s beneficial ownership to fifty percent (50%) or more (based on voting power) of the Corporation’s outstanding Common Shares; or

(v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board.

(j)	“Corporation” means Revett Minerals Inc.

(k)

“Current Market Price” means, as of any specified date, the price per share equal to the weighted average price at which the Common Shares have traded on the Toronto Stock Exchange (or, if the Common Shares are not then listed on such exchange, such other stock exchange or over the counter market on which the Common Shares are then listed or quoted) during the period of any twenty consecutive trading days ending not more than five (5) trading days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold. If the Common Shares are not then listed or quoted on any stock exchange or over the counter market, at the time determination of its Current Market Price is required to be made hereunder, the determination of its Current Market Price shall be made by the Board in such manner as it deems appropriate.

(l)

“Eligible Recipient” means: (i) any employee, officer, director or consultant (as defined in National Instrument 45-106, as the same may be amended from time to time) of the Corporation or an Affiliated Entity of the Corporation; or (ii) a permitted assign (as defined in National Instrument 45-106, as the same may be amended from time to time) of a person or company referred to in paragraph (i).

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)

“Fair Market Value” means, as of any specified date, the closing price of the Common Shares on the Toronto Stock Exchange (or, if the Common Shares are not listed on such exchange, such other stock exchange on which the Common Shares are then listed) on the trading day immediately preceding that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Shares are so reported. If the Common Shares are not then listed on any stock exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Shares on the most recent date on which Common Shares were publicly traded. If the Common Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in such manner as it deems appropriate (such determination will be made in good-faith as required by Section 422(c)(1) of the Code and may be based on the advice of an independent investment banker or appraiser recognized to be expert in making such valuations).

(o)

“Grant” means individually or collectively, any Stock Appreciation Right granted pursuant to the Plan or any issuance of Common Shares pursuant to the Plan in satisfaction of amounts owing for services.

(p)

“Grantee” means an Eligible Recipient who has been granted Stock Appreciation Rights pursuant to the Plan or who has been issued Common Shares pursuant to the Plan in satisfaction of amounts owing for services.

(q)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(r)

“Insider” means an insider of the Corporation within the meaning of the rules, regulations and policies of the Toronto Stock Exchange from time to time for purposes of securities based compensation arrangements.

(s)

“Option” means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Common Shares and Options which do not constitute Incentive Stock Options to purchase Common Shares.

(t)	“Option Agreement” means a written agreement between the Corporation and an Optionee with respect to an Option.

(u)	“Optionee” means an Eligible Recipient who has been granted an Option.

(v)	“Plan” means this amended and restated Equity Incentive Plan.

(w)

“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

(x)

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of shares of the Corporation to one or more Eligible Recipients, including a share purchase from the treasury of the Corporation which is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

(y)	“Stock Appreciation Rights” means the right to receive the increase in the value of Common Shares subject to an Option in lieu of purchasing such Common Shares.

(z)

“Subsidiary” has the meaning ascribed thereto by the Securities Act (Ontario), except that solely with respect to the issuance of Incentive Stock Options, the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

SECTION 3
EFFECTIVE DATE

3.1	The Plan shall be effective on January 26, 2005.

SECTION 4
ADMINISTRATION

4.1

Administration of Plan by Board. The Plan shall be administered by the Board or by a committee (“Committee”) of the Board established by the Board for that purpose. Members of the Board shall abstain from participating in and deciding matters which directly affect their individual ownership interests under the Plan.

4.2

Powers. Subject to the terms of the Plan, the Board or Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

	(a)	to determine those Eligible Recipients that should be given an Award or Grant;

	(b)	to determine when such Award or Grant should be made;

	(c)	to determine the type of Award or Grant (Stock Appreciation Rights, Incentive Stock Option, non-qualified Option or Common Share issuance); and

	(d)	to determine the number of Common Shares that should be awarded or granted.

In making such determinations, the Board may take into account the nature of the services rendered by these individuals, their present and potential contribution to the success of the Corporation or a Subsidiary of the Corporation, and such other factors as the Board in its discretion shall deem relevant.

4.3

Additional Powers. The Board shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Board is authorized in its sole discretion, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award or Grant, including such terms, restrictions and provisions as shall be requisite in the judgment of the Board to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award or Grant in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Board on the matters referred to in this Section 4 shall be conclusive.

4.4

Compliance with Law. Any Award or Grant granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Common Shares subject to such Award or Grant upon any stock exchange or under any law or regulation of any jurisdiction, or the consent or approval of any stock exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Award or Grant or the issuance or purchase of Common Shares thereunder, such Award or Grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

Without limiting the generality of the foregoing, unless a registration statement relating to the Common Shares covered by an Award or Grant issued in favour of an Optionee or Grantee resident in the United States of America has been filed with the United States Securities and Exchange Commission and is effective on the date of exercise, the exercise of the Award or Grant by such Optionee or Grantee will be contingent upon receipt from the Optionee or Grantee of a representation in writing satisfactory to the Corporation that at the time of such exercise it is the Optionee's or Grantee’s then intention to acquire the Common Shares being purchased for investment and not for resale or other distribution thereof to the public in the United States of America.

The Corporation may in its discretion inscribe a legend on any share certificates issued pursuant to the exercise of an Award or Grant. The issuance of Common Shares upon the exercise of the Award or Grant shall be subject to all applicable laws, rules and regulations and Common Shares shall not be issued except upon the approval of proper government agencies or stock exchanges as may be required. Provided, however, the Award or Grant shall not be exercisable if at any date of exercise, it is the opinion of counsel for the Corporation that registration of the said Common Shares under the Securities Act of 1933 or other applicable statute or regulation is required and the Award or Grant shall again become exercisable only if the Corporation elects to and thereafter effects a registration of the Common Shares subject to the Award or Grant under the Securities Act of 1933 or other applicable statute or regulation within the relevant period. If the Award or Grant may not be exercised, the Corporation shall return to the Optionee or Grantee, without interest or deduction, any funds received by it in connection with the proposed exercise of the Award or Grant.

4.5

Compliance With Code §162(m). In the event the Corporation or a Subsidiary of the Corporation becomes a “publicly-held corporation” as defined in Section 162(m)(2) of the Code, the Corporation may establish a committee of outside directors meeting the requirements of Code § 162(m) to (i) approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Corporation pursuant to Code §162(m) and (ii) administer the Plan. In such event, the powers reserved to the Board in the Plan shall be exercised by such committee. In addition, Options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code §162(m) and any Treasury Regulations promulgated thereunder.

SECTION 5
SHARES SUBJECT TO THE PLAN

5.1

Award Limits. The total number of shares issued under this Plan, together with the total number of shares issued under any other Share Compensation Arrangement, shall not exceed 6,500,000 Common Shares or such greater number of Common Shares as may be determined by the Board and approved by any relevant stock exchange or other regulatory authority and, if required, by the shareholders of the Corporation. No Options shall be granted to any one Optionee if the total number of Common Shares reserved for issuance to such Optionee under this Plan, together with any Common Shares reserved for issuance to such Optionee under any other stock option arrangement, would exceed 5% of the issued and outstanding Common Shares at the time of such grant. The Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award or Grant. To the extent that an Award or Grant expires unexercised, any Common Shares subject to such Award or Grant shall again be available for the grant of an Award or making of a Grant. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section 8 of the Plan with respect to Common Shares subject to Options then outstanding.

5.2

Stock Appreciation Rights. A Stock Appreciation Right may, in the case of a non- qualified Option, be granted at the time the Option is granted or at any time thereafter during the term of the Option. Stock Appreciation Rights may only be granted, in connection with Incentive Stock Options, at the time the Options are granted. Upon exercising a Stock Appreciation Right the holder of the related Option shall, upon surrender of such Option or any portion thereof to the extent unexercised, receive payment of an amount determined by multiplying (i) the excess of Current Market Price for the Common Shares on the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of shares as to which such Stock Appreciation Right has been exercised. Notwithstanding the foregoing, the agreement evidencing the Stock Appreciation Right may limit in any manner the amount payable with respect to any Stock Appreciation Right.

A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that a related Option is exercisable, and shall not be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Current Market Price of the Common Shares on the date of exercise is greater than the Option Price of the related Option. Upon the exercise of a Stock Appreciation Right, the related Option shall be cancelled to the extent of the number of Common Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number Common Shares as to which the Option is exercised or surrendered. The Grantee shall exercise a Stock Appreciation Right by delivering a written notice of exercise to the Secretary of the Corporation and providing the Secretary with the agreements evidencing the Stock Appreciation Right and any related Option.

Payment of the appreciated value of the Common Shares may be made by the Corporation at the discretion of the Board, solely in cash, Common Shares, or a combination of cash and Common Shares. Subject to the terms of the Plan, the Board may modify outstanding grants of Stock Appreciation Rights or accept the surrender of outstanding grants of Stock Appreciation Right (to the extent not exercised) and make new grants in substitution thereof. Notwithstanding the foregoing no modification to the grant of a Stock Appreciation Right shall adversely alter or impair any rights or obligations under the agreement granting such Stock Appreciation Right without the Grantee’s consent.

SECTION 6
STOCK OPTION ELIGIBILITY

6.1

An Incentive Stock Option Award made pursuant to the Plan may be granted only to an individual who, at the time of grant, is an employee of the Corporation or a Subsidiary of the Corporation. An Award of an Option which is not an Incentive Stock Option may be made to an individual who, at the time of Award, is an employee of the Corporation or a Subsidiary of the Corporation, or to an individual who has been identified by the Board or Committee to receive an Award due to their contribution or service to the Corporation, including members of the Board or the board of directors of a Subsidiary of the Corporation. An Award made pursuant to the Plan may be made on more than one occasion to the same person, and such Award may include a grant of an Incentive Stock Option, an Option which is not an Incentive Stock Option, or any combination thereof. Each Award shall be evidenced by a written instrument duly executed by or on behalf of the Corporation.

SECTION 7
STOCK OPTIONS/GRANTS

7.1

Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Corporation and the Optionee which shall contain such terms and conditions as may be approved by the Board. The terms and conditions of the respective Option Agreements need not be identical.

7.2	Option Period. The term of each Option shall be the lesser of 10 years and the term as specified by the Board at the date of grant and stated in the Option Agreement.

7.3

Limitations on Exercise of Option. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. The Board or Committee may, in their discretion, subsequent to the time of granting Options hereunder, permit an Optionee to exercise any or all of the unvested Options then outstanding, in which event such unvested Options shall be deemed to be exercisable during such period of time as may be specified by the Board or Committee. An Option may not be exercised for fractional shares.

7.4

Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation (and any Subsidiary of the Corporation) exceeds One Hundred Thousand U.S. Dollars (U.S.$100,000) (within the meaning of Section 422 of the Code), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares to which are attached more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation or of a Subsidiary of the Corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

7.5

Option Price. The purchase price of Common Shares issued under each Option shall be determined by the Board and shall be stated in the Option Agreement, but such purchase price shall, in the case of Incentive Stock Options, not be less than the Fair Market Value of Common Shares subject to the Option on the date the Option is granted, except that the price shall be one hundred ten percent (110%) of the fair value in the case of any person or entity who owns shares to which are attached more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation or of a Subsidiary of the Corporation.

7.6	Options and Rights in Substitution for Stock Options Made by Other Corporations.

Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Corporation or of any Subsidiary of the Corporation as a result of a merger or consolidation of the employing corporation with the Corporation or such Subsidiary of the Corporation, or the acquisition by the Corporation or a Subsidiary of the Corporation of all or a portion of the assets of the employing corporation, or the acquisition by the Corporation or a Subsidiary of the Corporation of shares of the employing corporation with the result that such employing corporation becomes a Subsidiary of the Corporation.

7.7

Subscription Agreement for Share Issuance. Each issuance of Common Shares in satisfaction of amounts owing for services shall be evidenced by a Subscription Agreement which shall contain such restrictions, terms and conditions as the Board may determine in its discretion. Such restrictions, terms and conditions may, without limitation, include a restriction on the number of such Common Shares that may be sold at any given time.

SECTION 8
ADJUSTMENTS IN THE EVENT OF CERTAIN CHANGES
IN CAPITAL STRUCTURE

8.1

Except as hereinafter otherwise provided, Awards or Grants shall be subject to adjustment by the Board at its discretion as to the number and price of Common Shares in the event of changes in the outstanding Common Shares by reason of stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Awards or Options.

In the event of a Corporate Change, the Board shall either at the time Awards or Options are awarded or granted, or if so provided in the applicable Option Agreement, at any time thereafter, have the authority to take such actions as it deems advisable, including, without limitation (a) the right to accelerate in whole or in part the exercisability of Options, (b) to require the mandatory surrender of outstanding Options in exchange for cash for the bargain element the Optionee would have realized upon the occurrence of the Corporate Change, if any, (c) provide that upon exercise of the Option, the Optionee will be entitled to purchase other securities or property, or (d) cancel the Options if the Fair Market Value of the Common Shares which underlies the Options is below the Option exercise price. The Option Agreement may contain provisions which, in the event of a Corporate Change, automatically or at the discretion of the Board accelerate the exercisability of Options. Nothing herein shall obligate the Board to take any action upon a Corporate Change.

8.2

The existence of the Plan and the Awards and/or Grants made hereunder shall not affect in any way the right or power of the Board or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Corporation or a Subsidiary of the Corporation or their business, any merger or consolidation of the Corporation or a Subsidiary of the Corporation, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Shares or the rights thereof, the dissolution or liquidation of the Corporation or a Subsidiary of the Corporation, or any sale, lease, exchange or other disposition of all or any part of their assets or business or any other corporate act or proceeding.

8.3

The shares with respect to which Options may be granted are Common Shares as presently constituted but if and whenever, prior to the expiration of an Option theretofore granted, the Corporation shall effect a subdivision or consolidation of Common Shares or the payment of a stock dividend on Common Shares without receipt of consideration by the Corporation, the number of Common Shares with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

8.4

If the Corporation recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of Common Shares as to which such Option shall then be exercisable, the number and class of shares and securities, and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of shares then covered by such Option.

SECTION 9
AMENDMENT OR TERMINATION OF THE PLAN

9.1

The Board may at any time, subject to the provisions of Section 9.2 below, amend, suspend or terminate this Plan, or any portion thereof, provided that no change in any Award or Grant previously made may be made which would impair the rights of the Optionee or Grantee thereunder without the consent of the affected Optionee or Grantee. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without shareholder approval:

(a)

amendments of a ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

	(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange);

	(c)	amendments respecting administration of the Plan;

	(d)	any amendment to the vesting provisions of the Plan or any Option;

(e)

any amendment to the early termination provisions of the Plan or any Option, whether or not such Option is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date;

(f)

any amendment to the termination provisions of the Plan or any Option, other than an amendment extending the term of an Option, provided any such amendment does not entail an extension of the expiry date of such Option beyond its original expiry date;

	(g)	the addition or modification of any form of financial assistance by the Corporation;

	(h)	the addition or modification of a cashless exercise feature, payable in cash or Common Shares, whether or not there is a full deduction of the number of Common Shares from the Plan reserve; and

(i)

any other amendments, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including without limitation, the rules, regulations and policies of the Toronto Stock Exchange).

9.2	Shareholder approval will be required for the following types of amendments to the Plan:

(a)

amendments to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

	(b)	any amendment which reduces the exercise price of an Option or a cancellation and re-grant at a lower price less than three months after the related cancellation;

	(c)	any amendment extending the term of an Option beyond its original expiry date;

	(d)	any amendment broadening any limits imposed on non-employee director participation under the Plan;

	(e)	any amendment respecting transferability or assignability of Awards or Options under the Plan, other than for normal estate settlement purposes; and

	(f)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and polices of the Toronto Stock Exchange).

9.3	In the event of any conflict between the provisions of Section 9.1 and Section 9.2, the provisions of Section 9.2 shall prevail to the extent of the conflict.

SECTION 10
OTHER

10.1

No Right to an Award or Grant. Neither the adoption of the Plan nor any action of the Board or Committee shall be deemed to give an employee any right to be granted an Option to purchase Common Shares, to receive a Grant or to any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Corporation, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award or Grant.

10.2

No Employment Rights Conferred. Nothing contained in the Plan or in any Award or Grant made hereunder shall (i) confer upon any employee any right with respect to continuation of employment with the Corporation or Subsidiary of the Corporation, or (ii) interfere in any way with the right of the Corporation or Subsidiary of the Corporation to terminate his or her employment at any time.

10.3

Other Laws; Withholding. The Corporation shall not be obligated to issue any Common Shares pursuant to any Award or Grant made under the Plan at any time if, in the opinion of legal counsel for the Corporation, there is no exemption from the prospectus or registration requirements of applicable laws, rules or regulations available for the issuance and sale of such shares. No fractional Common Shares shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Corporation shall have the right to deduct in connection with all Awards or Grants any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Board may permit the holder of an Award or Grant to elect to surrender, or authorize the Corporation to withhold Common Shares (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Corporation’s withholding obligation, subject to such restrictions as the Board deems necessary to satisfy the requirements of Rule 16b 3.

10.4

No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Corporation or Subsidiary of the Corporation from taking any corporate action which is deemed by the Corporation or Subsidiary of the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award or Grant made under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or Subsidiary of the Corporation as a result of such action.

10.5

Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by such Optionee or the Optionee’s guardian or legal representative.

10.6

Effect of Death, Disability or Termination of Employment. Each Option Agreement shall specify the effect of termination of employment (whether by resignation, termination for “cause” or otherwise), total and permanent disability, retirement or death on the exercisability of the Option. A determination by the Corporation that an Optionee was discharged for “cause” shall be binding on the Optionee for the purposes of the Plan. For the purposes of the Plan, the date of termination of employment shall be deemed to be the date notice of termination is actually given, without regard to any notice period applicable under contract or at law.

All outstanding Incentive Stock Options will automatically be converted to a non- qualified stock option if the Optionee does not exercise the Incentive Stock Option (i) within three (3) months of the date of termination caused by reasons other than death or disability; or (ii) within twelve (12) months of the date of termination caused by death and disability.

10.7

Rule 16b 3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provisions of the Plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b 3, such provision or Award shall be construed or deemed amended to conform to Rule 16b 3.

10.8	Governing Law. The Plan shall by construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.9	Limits on Insiders. The Awards or Grants to Insiders shall be subject to the following two limitations:

	(a)	the number of Common Shares issuable to Insiders, at any time, under all Share Compensation Arrangements, may not exceed 10% of the Corporation’s issued and outstanding Common Shares; and

	(b)	the number of Common Shares issued to Insiders, within any one year period, under all Share Compensation Arrangements, may not exceed 10% of the Corporation’s issued and outstanding Common Shares.

     ADOPTED BY THE BOARD OF DIRECTORS OF REVETT MINERALS INC. AS OF JANUARY 26, 2005 AND AMENDED AND RESTATED BY THE BOARD OF DIRECTORS OF REVETT MINERALS INC. AS OF MARCH 23, 2007 AND AS OF MAY 13, 2009.

     APPROVED BY THE SHAREHOLDERS OF REVETT MINERALS INC. AS OF JANUARY 26, 2005, WITH AMENDMENTS APPROVED BY THE SHAREHOLDERS OF REVETT MINERALS INC. AS OF JUNE 19, 2007, JUNE 16, 2009 AND JUNE 21, 2011.